Exhibit 21
W.W. GRAINGER, INC.

Subsidiaries and Affiliated Companies
(as of December 31, 2020)

Subsidiaries (over 50% ownership)

Subsidiary	Jurisdiction
Acklands - Grainger Inc.	Canada
Apex Industrial Limited	Scotland
Bogle and Timms Limited	England & Wales
CJ Bent & Son Limited	England & Wales
Cromwell Bearings and Transmission Services Limited	England & Wales
Cromwell Czech Republic s.r.o.	Czech Republic
Cromwell SAS	France
Cromwell Group (Holdings) Limited	England & Wales
Cromwell Group (International) Limited	England & Wales
Cromwell Industrial Supplies Private Limited	India
Cromwell Logistics Limited	England & Wales
Cromwell Poland sp. z.o.o.	Poland
Cromwell Tools (Norwich) Limited	England & Wales
Cromwell Tools (Rochester) Limited	England & Wales
Cromwell Tools (Thailand) Co. Ltd.	Thailand
Cromwell Tools Limited	England & Wales
Cromwell Tools SDN BHD	Malaysia
Cromwell-Siddle (Grimsby) Limited	England & Wales
Dayton Electric Manufacturing Co.	Illinois
E & R Industrial Sales, Inc.	Michigan
E&R Tooling and Solutions de Mexico, S. de R.L. de C.V.	Mexico
East Midlands Property Developments Limited	England & Wales
Gamut Supply LLC	Delaware
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Brasil Comércio e Distribuição Ltda.	Brazil
Grainger Brasil Participações Ltda.	Brazil
Grainger Canada Holdings ULC	Alberta
Grainger Caribe, Inc.	Illinois
Grainger Colombia Holding Company, LLC	Delaware
Grainger Dominicana SRL	Dominican Republic
Grainger Global Holdings, Inc.	Delaware
Grainger Global Online Business Ltd	England and Wales
Grainger Global Trading (Shanghai) Company Limited	People's Republic of China
Grainger Guam L.L.C.	Guam
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware

Grainger Panama Services S. de R.L.	Panama
Grainger Procurement Company LLC	Illinois
Grainger Registry Services, LLC	Delaware
Grainger Service Holding Company, Inc.	Delaware
Grainger Services International Inc.	Illinois
Grainger Singapore Pte. Ltd.	Singapore
Grainger, S.A. de C.V.	Mexico
GWW UK Holdings Ltd.	England and Wales
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
India Pacific Brands	Mauritius
Industrial Supply Alliance Limited	England & Wales
LN Participações Ltda.	Brazil
Merlin Business Software Limited	England & Wales
MonotaRO Co., Ltd.	Japan
Mountain Ventures WWG IV, LLC	Delaware
Mountain Ventures WWG V, LLC	Delaware
Mountain Ventures WWG, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
NAVIMRO Co., Ltd.	Republic of Korea (South Korea)
Norwell Engineering Limited	England & Wales
PT Cromwell Tools	Indonesia
PT MonotaRO Indonesia	Indonesia
Safety Registry Services, LLC	Delaware
Safety Solutions, Inc.	Ohio
Technical Tooling Limited	England & Wales
Tooling & Engineering Distributors (TED) Limited	Ireland
Turners (Ironmongers) Limited	England & Wales
WFS (USA) Ltd.	South Carolina
WFS Holding Company, Inc.	Michigan
WFS Ltd.	Ontario
Windsor Factory Supply Inc.	Michigan
WWG de Mexico, S.A. de C.V.	Mexico
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro IP Holdings, LLC	Illinois
Zoro Shanghai	People's Republic of China
Zoro Tools Europe GmbH in Liquidation	Germany
Zoro Tools, Inc.	Delaware
Zoro UK Limited	England & Wales

Subsidiaries (50% and less ownership)

Subsidiary	Jurisdiction
Sterling Fabory India Private Ltd. (50%)	India